EX-23.2
                             CONSENT OF COUNSEL

                              Brian F. Faulkner
                       A Professional Law Corporation
                       27127 Calle Arroyo, Suite 1923
                    San Juan Capistrano, California 92675
                                (949) 240-1361


July 30, 2004


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  World Am Communications, Inc. - Form S-8 POS

Dear Sir/Madame:

I have acted as counsel to World Am Communications, Inc., a Nevada corporation ("Company"), in connection with its Registration Statement on Form S-8 POS relating to the registration of one hundred million (100,000,000) shares of its common stock ("Shares"), $0.0001 par value per Share, which are issuable pursuant to the Company's Amended and Restated Employee Stock Incentive Plan (Amendment No. 2).
 I hereby consent to all references to my firm included in this Registration Statement, including the opinion of legality.

                                       Sincerely,



                                       /s/  Brian F. Faulkner
                                       Brian F. Faulkner